Exhibit 10.1

REALD INC.
2010 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT

The Company hereby awards Stock Units to the Participant named below.  The terms and conditions of the Award are set forth in this cover sheet, in the attached Appendix A, in the attached Stock Unit Agreement and in the RealD Inc. 2010 Stock Incentive Plan as it may be amended from time to time (the “Plan”).  This cover sheet and the attached Appendix A are incorporated into and a part of the attached Stock Unit Agreement (collectively these documents are the “Agreement”).  Capitalized terms used in the Agreement but not defined in the Agreement have the same meaning as in the Plan.

Date of Award:

Name of Participant:

Target Number of Stock Units Awarded:

Maximum Number of Stock Units Awarded:

Fair Market Value of a Share on Date of Award:  $

Vesting:  The number of Stock Units that may vest will be determined based on the Company’s actual performance against the performance goals specified in the Award Determination, Vesting and Issuance Criteria attached as Appendix A hereto (the “Vesting and Issuance Criteria”), subject to the Participant’s satisfaction of the service vesting conditions set forth therein. The Target Number of Stock Units Awarded represent the number of Stock Units that would vest if the Participant satisfies the service vesting conditions set forth in the Vesting and Issuance Criteria and the Company achieves exactly 100% of the Company’s target performance goal specified in the Vesting and Issuance Criteria.

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan and the Plan’s prospectus.  You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus.

Participant:
(Signature)

Company:
(Signature)
Name:

Title:

Attachments

Appendix A

Stock Unit Agreement

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APPENDIX A

AWARD DETERMINATION, VESTING AND ISSUANCE CRITERIA

(2013 PERFORMANCE STOCK UNITS)

A.            Performance Period.  The performance period commences April 1, 2013, and ends on March 31, 2015 (the “Performance Period”).

B.            Performance Metric and Target.  The performance metric is total licensing revenue received by the Company (“TLR”) during the Performance Period.  The performance target is in TLR during the Performance Period (the “Performance Target”).

C.            Performance and Award Determination Procedures.  As soon as practicable within the 45-day period following completion of the Performance Period, the Committee will determine and will certify the applicable level of achievement of the Company’s TLR during the Performance Period. The date of the Committee’s determination and certification is the “Certification Date.”   Based upon the Committee’s determination of the applicable TLR attainment level, the number of Stock Units that may vest will generally be determined as follows:

•                  The number of Stock Units that may vest is capped at of the Target Number of Stock Units including any additional Stock Units credited as dividend equivalents. Subject to such maximum, the actual number of Stock Units that will be finally determined and awarded and may vest will be determined as set forth in the following chart based upon the indicated TLR performance levels with linear interpolation between performance levels (such determined number of Stock Units are the “Finalized Awarded Units”:

•                  Any Stock Units that are not determined to be Finalized Awarded Units pursuant to the foregoing criteria will immediately terminate and be forfeited on the Certification Date.

•                  Except as specifically provided below in the event of a termination of Service due to death or Disability or a Change in Control in each case that occurs prior to the Certification Date, if the Company’s actual TLR as determined on the Certification Date is less than of the Performance Target, no Stock Units subject to the Award will be determined as Finalized Awarded Units or may vest, and the entire Award will be forfeited on the Certification Date.

•                  Except as specifically provided below, if the Participant’s Service terminates prior to the Certification Date, the Award will immediate terminate and be forfeited on such termination date.

D.            Vesting and Issuance Schedule.  Except as specifically provided below, 2/3rds of the total number of Finalized Awarded Units (“Certification Date Units”) will vest on the Certification Date, subject to the Participant’s Service through such date.  Except as specifically provided below, the remaining 1/3rd of the Finalized Awarded Units (the “Anniversary Date Units”) will vest on March 31, 2016 (the “Anniversary Date”), subject to the Participant’s Service through such date.  Except as specifically provided below, Shares will be issued in settlement of Finalized Awarded Units as follows:

•                  As soon as practicable within the 30-day period following the Certification Date, Shares will be issued in settlement of the Certification Date Units that vested on such date.

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•                  As soon as practicable within the 30-day period following the Anniversary Date, Shares will be issued in settlement of the number of Anniversary Date Units that vested on such date.

E.            Definitions.

1.             “Cause” will have the meaning set forth in the Employment Agreement.  In addition, all notice, cure, procedural and other provisions relating to the determination of Cause shall apply in the precise manner set forth in the Employment Agreement, and not based on the default rules set forth in the Plan.

2.             “Disability” will mean will mean that the Participant has become disabled within the meaning of Section 409A of the Code.

3.             “Employment Agreement” means the employment letter between the Participant and the Company dated ______________.

4.             “Good Reason” will have the meaning set forth in the Employment Agreement.

5.             “Qualifying Termination” means a termination without Cause or resignation for Good Reason, in each case subject to the Participant’s provision to the Company following such termination of an executed waiver and general release of claims in a form reasonably acceptable to the Company (the “Release”) no later than 45 days following such termination, and permitting such Release to become effective in accordance with its terms.

F.            Effect of Qualifying Termination; Death or Disability; Change In Control; Other Termination.

1.           Pro-Rata Vesting of Finalized Awarded Units in Connection with a Qualifying Termination Preceding the Certification Date.  Subject to Section F.3 below, in the event of a Qualifying Termination of the Participant that precedes the Certification Date, the entire Award will remain in effect through the Certification Date.  On the Certification Date, the number of Stock Units subject to the Award that will become Finalized Awarded Units and will vest on the Certification Date will be determined as a pro-rata portion of the number of Finalized Awarded Units that would have been determined if the Participant had continued in Service through the Certification Date.  Such pro-rata portion will be determined by taking the number of Finalized Awarded Units that would have vested had the Participant remained in Service through the Anniversary Date (the “Default Number of Units”) and multiplying it by the percentage determined by taking the number of full calendar months of Service that the Participant completed from the commencement of the Performance Period through the date of the Qualifying Termination, and dividing such resulting number by 36.  The pro-rata allocation will apply to the Certification Date Units and Anniversary Date Units portions of the Finalized Awarded Units as allocated pursuant to the 2/3rds and 1/3rd allocation method set forth in Section D.  Shares will be issued in respect of the pro-rata number of vested Certification Date Units during the 30-day period following the Certification Date.  Shares will be issued in respect of the pro-rata number of vested Anniversary Date Units during the 30-day period following the Anniversary Date. Any portion of the Award that is not determined as Finalized Awarded Units and vested on the Certification Date will immediately terminate and be forfeited.

2.           Pro-Rata Vesting of Anniversary Date Units in Connection with a Qualifying Termination Following the Certification Date and Preceding the Anniversary Date.  In the event of a Qualifying Termination of the Participant that follows the Certification Date but precedes the Anniversary Date, a pro-rata number of the determined Anniversary Date Units will vest on the date of such Qualifying Termination. Such pro-rata portion will be determined by taking the number of Anniversary Date Units that would have vested had the Participant remained in Service through the Anniversary Date and multiplying it by the percentage determined by taking the number of full calendar months of such Service that the Participant completed following the expiration of the Performance Period and prior to the Qualifying Termination, and dividing such number by 12. Shares will be issued in respect of the pro-rata number of the Anniversary Date Units that vest during the 30-day period following the Anniversary Date.  Any Anniversary Date Units that are not determined to vest upon such Qualifying Termination will immediately terminate and be forfeited.

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3.             Impact of Qualifying Termination Followed By Change In Control.  In the event a Qualifying Termination is followed by a Change In Control that precedes the scheduled end of the Performance Period, the number of Finalized Awarded Units that will vest upon the Change In Control will be determined on a pro-rata basis in the same manner as calculated in Section F.1 above, except that a number of Finalized Awarded Units as determined based upon the CIC Achievement Level (as defined in Section G.1) will be substituted for the Default Number of Units. Any portion of the Award that does not vest upon the Change In Control will immediately terminate and be forfeited on such date.   If the Award is assumed, continued or substituted by the Successor Company in the Change In Control, Shares will be issued in settlement of any Certification Date Units on the scheduled expiration date of the Performance Period and shares will be issued in settlement of any Anniversary Date Units upon the Anniversary Date, in each case without regard to the Participant’s satisfaction of any “Change In Control Continued Service Requirement” (as such term is defined below).  Subject to satisfaction of the requirements set forth in Section H below, if in connection with such Change In Control the Successor Company will not assume, continue or substitute the Award on substantially the same terms and conditions as applicable prior to the Change In Control, Shares will be issued immediately prior to the Change In Control in settlement of the vested number of Finalized Awarded Units.

3.             Impact of Death or Disability.  Upon the Participant’s termination due to death or Disability that occurs prior to the expiration of the Performance Period and prior to any Change In Control, the Award shall immediately vest with respect to the Target Number of Stock Units Awarded.  Shares will be issued in settlement of the Target Number of Stock Units that vest on the 60th date following the date of the Participant’s death or Disability.  Any portion of the Award that does not vest will immediately terminate and be forfeited on such date.  Upon the Participant’s termination due to death or Disability that occurs after the expiration of the Performance Period but before the Certification Date, the number of Stock Units that vest will be determined on the Certification Date as the number of Finalized Awarded Units that would have been determined if the Participant had remained in Service through the Certification Date and that would have vested had the Participant remained in Service through the Anniversary Date, and Shares will be issued to the Participant in settlement of such fully vested Finalized Awarded Units within the 30-day period following such Certification Date.

4.             Impact of Other Termination.  Except as specifically otherwise provided herein with respect to a Participant’s Qualifying Termination or termination due to death or Disability, no Stock Units will vest after the Participant’s Service has terminated for any reason and the Participant will forfeit to the Company without consideration on the Termination Date all of the unvested Stock Units subject to this Award and the Participant shall cease to have right or entitlement to receive any Shares under such canceled Stock Units.

G.  Impact of Change In Control.

1.             Impact of Change In Control.  In the event of a Change In Control that occurs before the scheduled end of the Performance Period, the number of Stock Units that will be determined to be Finalized Awarded Units that may potentially vest will be calculated and determined as provided in Section C, but based upon the greater of the following TLR performance levels: (1) assuming that the Company exactly met the Performance Target, or (2) the Company’s actual TLR performance level during the portion of the Performance Period that precedes the effective date of the Change In Control, as determined immediately prior to such date (the greater of such achievement levels is the “CIC Achievement Level”). For avoidance of doubt, this provision is intended to result in determination of a number of Finalized Awarded Units that may potentially vest that will correspond to the CIC Achievement Level, without Committee certification (such determined Finalized Awarded Units are the “CIC Finalized Units”).  The CIC Finalized Units will be allocated as Certification Date Units and Anniversary Date Units in the same manner as provided in Section D with respect to Finalized Awarded Units.  Any portion of the Award that is not determined to be CIC Finalized Units based upon the CIC Achievement Level will immediately terminate and be forfeited upon the Change In Control.

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2.             Change In Control Continued Service Condition.  In the event of a Change In Control that precedes the scheduled expiration date of the Performance Period where the Successor Company assumes, continues or substitutes the Award on substantially the same terms and conditions as in effect prior to the Change In Control, with respect to any Participant who has not terminated in a Qualifying Termination prior to the Change In Control, the Participant must remain in Service through the scheduled expiration date of the Performance Period in order for 2/3rds of the CIC Finalized Units to vest, and the Participant must remain in Service through the Anniversary Date in order for 1/3rd o the CIC Finalized Units to vest (together, such vesting conditions are the “Change In Control Continued Service Requirement”).  For the avoidance of doubt, in connection with any such assumption, continuation or substitution, the CIC Finalized Units are automatically converted into a time-based vesting award and the performance goals shall no longer apply.  Notwithstanding the foregoing, if the Participant is terminated in a Qualifying Termination upon or at any time following the Change In Control, the Change In Control Continued Service Requirement will be waived and the CIC Finalized Units will immediately vest on the date of such termination, but Shares will not be issued in settlement of the CIC Finalized Units until the scheduled expiration date of the Performance Period (for Certification Date Units) or the Anniversary Date (for Anniversary Date Units), as applicable.  Additionally, if the Participant terminates due to death or Disability upon or at any time following the Change In Control, the Change In Control Continued Service Requirement will be waived and the CIC Finalized Units will immediately vest on the date of such termination and Shares will be issued in settlement of the CIC Finalized Units upon the earlier of (i) the 60th day following Participant’s death or Disability, or (ii) the scheduled expiration date of the Performance Period.  In the event of a Change In Control where the Successor Company will not assume, continue or substitute the Award on substantially the same terms and conditions as in effect prior to the Change In Control, the CIC Finalized Units will vest immediately prior to the Change In Control and, subject to satisfaction of the requirements set forth in Section H below, the Shares will be issued in settlement of the vested CIC Finalized Units immediately prior to the Change In Control.

H.            Application of Section 409A.

The Award is intended to comply with the requirements of Section 409A of the Code as providing for payment in the form of issuance of Shares in settlement of any vested portion of the Award in all cases within the same taxable year during which the earliest of the following Section 409A permitted payment dates and events occur: (i) with respect to Certification Date Units, the scheduled expiration date of the Performance Period, (ii) with respect to Anniversary Date Units, the Anniversary Date (iii) with respect to all Finalized Awarded Units, the sixtieth (60th) day following the Participant’s death, (iv) with respect to all Finalized Awarded Units, the sixtieth (60th) day following the Participant’s Disability, and (v) with respect to all Finalized Awarded Units, if the payment acceleration exemption permitted under Treasury Regulation 1.409A-3(j)(ix)(B) is available and elected, upon a Change In Control that is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as described in Code Section 409A(a)(2)(A)(iv) (a “409A CIC”).  Accordingly, the following provisions shall apply and shall supersede anything to the contrary set forth herein, in the Agreement and in the Plan to the extent required for the Award to comply with the requirements of Section 409A of the Code.  In a Change In Control the Award must be assumed, continued or substituted by the Successor Company and any Shares scheduled to be issued in settlement of Certification Date Units upon the scheduled expiration date of the Performance Period, or shares to be issued in settlement of Anniversary Date Units on the Anniversary Date may not be earlier issued in settlement upon the Change In Control unless the Change In Control is a 409A CIC and an exemption is available and elected under Treasury Regulation 1.409A-3(j)(ix)(B) or such earlier issuance of the Shares is otherwise permitted by Section 409A of the Code.  The Company retains the right to provide for earlier issuance of Shares in settlement of any vested portion of the Award to the extent permitted by Section 409A of the Code.

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REALD INC.
2010 STOCK INCENTIVE PLAN

STOCK UNIT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement or the attached cover sheet, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units. Any prior agreements, commitments or negotiations are superseded.

Award of Stock Units

The Company awards you the Target Number of Stock Units shown on the cover sheet of this Agreement, with the potential to earn up to the Maximum Number of Stock Units shown on the cover sheet of this Agreement. Each Stock Unit represents the right to potentially be issued one Share on a future date.  The Award is subject to the terms and conditions of this Agreement and the Plan.

Vesting

The Stock Units subject to this Award shall become vested pursuant to the Vesting and Issuance Criteria described on Appendix A to the cover sheet. Only vested Stock Units shall be eligible for settlement. With respect to the Participant, the Agreement shall supersede any individually negotiated agreement with Company (or an Affiliate) and any generally applicable severance or change-in-control plan, policy, or practice, whether written or unwritten, of the Company (or an Affiliate) to the extent that such agreement, plan, policy or practice provides for vesting acceleration of equity awards.

Settlement

To the extent a Stock Unit and Dividend Equivalents (defined in the section below) becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Stock Unit and each vested Dividend Equivalent will entitle you to receive one Share which will be distributed to you on the scheduled issuance date specified in the Vesting and Issuance Criteria.

Issuance of Shares shall be in complete satisfaction of such vested Stock Units and Dividend Equivalents. Such settled Stock Units and Dividend Equivalents shall be immediately canceled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units and Dividend Equivalents.

Dividend Equivalents

If the Company declares and pays a dividend on the Shares, you shall be credited with dividend equivalents equal to the dividends you would have received if you had been the owner of a number of Shares (as opposed to Stock Units) on such dividend payment date (the “Dividend Equivalents”). Any Dividend Equivalents deriving from a cash dividend shall be converted into additional Stock Units based on the Fair Market Value of Common Stock on the dividend payment date, rounded down to the nearest full Share. Any Dividend Equivalents deriving from a dividend of Shares shall be converted into additional Stock Units on a one-for-one basis. You shall continue to be credited with Dividend Equivalents until the settlement date (as described in the preceding Settlement section). The Dividend Equivalents so credited shall be subject to the same terms and conditions as this

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Award, and they shall vest (or, if applicable, be forfeited) and be settled, without interest thereon, in the same manner and at the same time as this Award, as if they had been granted at the same time as such Award. Any Dividend Equivalents so credited which do not vest shall be forfeited and retained, without consideration, by the Company. Your rights to Dividend Equivalents shall cease upon forfeiture or settlement of the Stock Units.

No Assignment

Stock Units shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. However, this shall not preclude a transfer of vested Stock Units by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Stock Units in the event of your death. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any way.

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Voting and Other Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Stock Units has none of the rights and privileges of a stockholder of the Company, including no right to vote. Subject to the terms and conditions of this Agreement, the Stock Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Stock Units shall not be treated as property or as a trust fund of any kind.

You, or your estate or heirs, have no rights as a stockholder of the Company until Shares have been issued to you.

Restrictions on Issuance	The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares underlying vested Stock Units will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Stock Units as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate Fair Market Value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional number of Shares.

2.

To the extent applicable, each payment provided to you shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. It is intended that payments under this Agreement will be exempt from or comply with Code Section 409A but the Company makes no representation or covenant to ensure that the payments under this Agreement are exempt from, or compliant with, Code Section 409A, and will have no liability to you or any other party if a payment under this Agreement that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant.

Notwithstanding anything to the contrary, if, upon your Separation From Service, you are then a Specified Employee, then to the extent necessary to comply with Code Section 409A, the Company shall defer payment of certain of the amounts owed to you under this Agreement until the earlier of (i) ten (10) days after the Company receives written confirmation of your death or (ii) the first business day of the seventh month following your separation from service. Any such delayed payments shall be made to you (or your beneficiaries) without interest.

Restrictions on Resale

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of Shares. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing. Any such Sale Prohibition shall not alter the vesting schedule set forth in this Agreement.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of settlement of vested Stock Units that the Shares being acquired under this Award are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

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You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

No Retention Rights

Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Extraordinary Compensation

This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to  calculating any severance, resignation, termination, redundancy, dismissal, end of Service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Stock Units covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued under this Award may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Notice

Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

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Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards

Your rights, if any, in respect of or in connection with this Award or any other Award are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Award, the Award will have less value (or even no value) than it may have on the Date of Award.

No Right to Damages

You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

No Advice Regarding Award

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or this Award.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

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Other Information

You agree to receive stockholder information, including without limitation copies of any annual report, proxy statement and/or any current/periodic report, from the Company’s website at www.reald.com, if the Company wishes to provide such information through its website.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above, and in the Plan and Plan prospectus.

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